UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 15, 2009
The Williams Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma	74172

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 918/573-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.
On April 15, 2009, Williams Partners L.P. (the “Partnership”) issued a press release announcing that The Williams Companies, Inc. (“Williams”) plans to waive its incentive distribution rights in the Partnership with respect to 2009 distribution periods and that Williams will provide the Partnership with additional general and administrative (“G&A”) expense credits for 2009. The credits will offset any increases in the G&A expense allocation from Williams to Williams Partners, up to $10 million, compared with the 2008 allocation level. The Partnership also announced its management’s outlook for full-year 2009 commodity prices and the corresponding effect on the Partnership’s distributable cash flow.
Williams owns the Partnership’s general partner. In addition, certain officers and directors of Williams serve as officers and/or directors of the general partner of the Partnership.
A copy of the Partnership’s press release announcing the foregoing, including the accompanying non-GAAP measure reconciliation schedule, is furnished as Exhibit 99.1 to this current report on Form 8-K. The exhibit is incorporated herein by reference.
The information in this report (including Exhibit 99.1) is being furnished pursuant to Item 7.01, Regulation FD Disclosure, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.
(a)	None

(b)	None

(c)	None

(d)	Exhibits

Exhibit 99.1	Copy of the Partnership’s press release dated April 15, 2009 and its accompanying schedule.

     Pursuant to the requirements of the Securities Exchange Act of 1934, Williams has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC.
Date: April 15, 2009	By:	/s/ Sarah C. Miller
		Name:	Sarah C. Miller
		Title:	Assistant Secretary

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION

Exhibit 99.1	Copy of the Partnership’s press release dated April 15, 2009 and its accompanying schedule.

4